UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 7,  2020

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 7, 2020, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) announced that Mr. Kevin M. Sanvidge will succeed Mr. Gary W. Winger as Chairman of the Board of Directors of the Company and Lake Shore Savings Bank (the “Bank”) effective at the Annual Meeting of Shareholders, to be held on May 20, 2020.  At that time, Mr. Sanvidge will also succeed Mr. Winger as Chairman of the Board of Directors for Lake Shore, MHC (the “MHC”), the mutual holding company that holds 61.4% of the Company’s outstanding common stock.  Mr. Winger, who has served on the Board since 1997, will be stepping down as a director on May 20, 2020 due to reaching the mandatory retirement age.  Mr. Winger has served as the Chairman of the Board since 2013, and over his tenure as a director has served on the following board committees:  Compensation, Governance and Nominating, Asset Liability and Loan.  He is a principal of Compass Consulting, Inc., a firm that provides consulting services in the area of higher education.  Mr. Winger stepped down as the interim Vice President of Administrative Services at Corning Community College in June 2019 and previously served as the Dean of Administration and Development and Chief Financial and Development Officer of Jamestown Community College for 27 years.

Mr. Sanvidge has served on the Board of Directors since 2012, has served as the Vice Chairman of the Board for the Company and the MHC since May 2018, is the current Chairman of the Compensation Committee and is a member of the Governance and Nominating Committee.  Mr. Sanvidge is retired from his position as Chief Executive Officer and Administrative Director of the Chautauqua County Industrial Development Agency (“IDA”), a position he held from June 2014 until December 2017.  He was previously the Executive Vice President of Administration and Supply Chain at Cliffstar Corporation in Dunkirk, New York, a private label juice and beverage manufacturer, a position he held from 2006 until 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: April 7,  2020